UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2020

CANNA CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	000-55788	46-3289369
(State of Incorporation)	(Commission File Number)	IRS Employer ID No.

8358 West Oakland Park Blvd.

Suite 300

Sunrise, Florida 33323

(Address of Principal Executive Offices)

954-406-0750

(Registrant's Telephone Number including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01	Other Events.

Canna Corp. (the “Company”) will be relying on the Securities and Exchange Commission’s Order under Section 36 of the Securities Exchange Act of 1934 Granting Exemptions From Specified Provisions of the Exchange Act and Certain Rules Thereunder dated March 25, 2020 (Release No. 34-88465) (the “Order”) to delay the filing of its Quarterly Report on Form 10-Q for the three months ended March 31, 2020 (the “2020 10-Q”) due to the circumstances related to COVID-19. In particular, COVID-19 has caused disruptions to our daily business operations as well as those affecting access to our historical documentation located in Florida and Brazil that is required for the completion of this filing. Therefore, the Company’s ability to complete the report and file the 2020 10-Q prior to its due date is delayed. Notwithstanding the foregoing, the Company expects to file the 2020 10-Q no later than June 29, 2020 (which is 45 days from the 2020 10-q’s original filing deadline of May 15, 2020).

In light of the current COVID-19 pandemic, the Company will be including the following Risk Factor in its 2019 10-K, as may be updated to reflect subsequent events impacting the Company:

We are unable to predict the impact of COVID-19 on our company.

The overall effect of the travel and other restrictions in place to stop the spread of COVID-19 is having a significant impact on the overall economy and our operations in the U.S. and Brazil. Additionally, our business plan requires us to raise additional funds which may be more difficult because of the COVID-19 pandemic’s effect on capital markets, such that several components of our business plan may be delayed in their implementation, or otherwise postponed for an indeterminate amount of time, until adequate capitalization can be secured.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Canna Corporation (the “Registrant”)

a Colorado corporation

DATE: May 14, 2020

/s/Sacha Alessandro Ceruti________

Name: Sacha Alessandro Ceruti

Title: Chief Executive Officer

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